EXHIBIT 10.12

Danske	Bank

CREDIT FACILITY CONTRACT
floating interest – business

Borrower’s copy

Credit facility type: Business account
Account: XXXXX

Lender	Danske Bank A/S

Borrower	Bark Property ApS	Customer number: 0030898141
Trommesalen 5, 4.
1614 Copenhagen V
Denmark

If there is more than one borrower, the terms and conditions of the contract shall apply to each borrower.

Credit line	Credit line	DKK	21,900,000.00

Establishment costs	Establishment costs
	Commitment fee	DKK	7,000.00
	Loan transaction fee	DKK
	Registration fee	DKK
DKK
DKK

	Total establishment costs to be debited to the account	DKK	7,000.00

Contents of the credit	This credit facility contract consists of:
facility contract	•	Part 1 Individual terms and conditions
	•	Part 2 The bank’s General Terms and Conditions of Business.

Part 1 Individual terms and conditions

Repayment and duration of the credit	[ ]	The credit facility shall be subject to renegotiation every year when the financial statements/annual report/annual statement from the Danish tax authorities are/is available.

	[ ]	The credit line shall be reduced by DKK on the last business day of every month, the first reduction being

	[ ]	The credit facility shall subsist for the time being.

	[x]	The credit facility shall be discharged by the proceeds of mortage loan and new foreign currency loan no later than 31 December 2007.

The debt shall not exceed the current line of credit.

Interest, commission and fee

Lending rate of interest The borrower shall pay a floating interest rate on the borrowings under the credit facility, equivalent to Danske BID for DKK with a variable addition fixed by the bank, currently 1.5000 percentage point.

As at 1 October 2007 Danske BID for DKK is 4.6000 percent p.a. Danske BID is floating and is fixed by the bank on every business day with effect as from the same date.

The current rate of interest is 6.1000 per cent p.a.

Overdraft interest

The borrower shall pay a separate interest rate (authorised overdraft interest) on any authorised overdraft. Authorised overdraft interest shall be calculated on the utilised part of the authorised overdraft.

If the credit line is overdrawn without prior agreement with the bank, or if the utilisation of the credit facility contravenes any agreements entered into, the borrower shall pay separate overdraft interest on such overdraft.

Overdraft interest shall be payable from the first day that the credit facility is overdrawn.

Deposit rate of interest

The bank shall pay a floating interest rate on any account balance. The current interest is 0 per cent p.a. on deposits.

Commission

The borrower shall pay a variable commission on the credit line as fixed by the bank.

The current rate of commission is 0 per cent p.a.

Fee

The bank shall be entitled to charge a fee in connection with the ongoing administration of the credit facility.

Addition of interest and commission

Lending and deposit interest as well as commission shall be added to the credit facility four times a year by the bank. Interest and commission shall be calculated in arrears on 31 March, 30 June, 30 September and 31 December and added on the last business day of the above-mentioned months. The first addition of interest shall take place at the end of this quarter.

The bank shall only add interest in March, June and September if the lending rate of interest – after offsetting the deposit interest – is higher than or equal to the minimum amount specified in the bank’s brochure on the calculation of interest etc. Interest, which is therefore not added, shall be carried forward by the bank and added in the following quarter, however, not later than on the last business day in December.

Changes

The deposit rate of interest shall be changed in accordance with any changes to Danske BID.

The bank may change the floating interest rate supplement/deduction in accordance with its General Terms and Conditions of Business.

The bank may change the floating commission rates in accordance with its General Terms and Conditions of Business.

Bank statement

Unless otherwise agreed, the bank shall send a bank statement after each addition of interest to the account. If desired, the bank may send several bank statements against payment.

Duty to disclose	In the event of a change of address, the borrower shall inform the bank of such change of address.
information to the
bank

The borrower shall be under an obligation to inform the bank of its financial affairs if requested to do so by the bank. This shall apply even if the bank has requested no such information when the loan was granted.

As such, the bank shall be entitled to demand disclosure of all accounting, budgetary and auditing information, including any long-form audit reports, which the bank may deem necessary in order to shed light on the borrower’s financial affairs. For companies, such information could be an audited annual report with specifications as well as budgets, and for other business borrowers, including owner-managed businesses, financial statements with a statement of income and assets.

Furthermore, the bank may demand information about the owner’s/principal shareholder’s personal finances, such as income tax returns, annual statements from the Danish tax authorities and budgets.

Information to third- party mortgagor/guarantor	The bank may inform any third-party mortgagors/guarantors of the balance of the facilities secured by a mortgage or a guarantee.

Insurance premium on pledged assets

If the bank has a pledge on a car, boat and other chattels or real property and the pledged asset includes loss insurance and/or fire insurance, the borrower shall pay the premium fixed by the insurance company from time to time.

If security has been furnished by a third party, the borrower shall pay the insurance premium if it is not paid by such third party.

Calling-in	The borrower may terminate the credit facility contract and repay the outstanding debt, in full or in part, to the bank at any time.

Notwithstanding any repayment provisions, the bank may call in the loan at any time without notice.

Breach of contract	The borrowings under the credit facility shall be repaid immediately, if:
and other events of
default	• any amount under this credit facility contract is not paid when due

•	the borrower or guarantor
•

becomes the subject of execution or attachment, suspends payments, becomes subject to insolvency proceedings, commences negotiations on debt restructuring or composition, including asking the bank or another creditor for voluntary composition

	•	takes up residence outside Denmark and prior to the move fails to make an agreement with the bank about how the borrowings under the credit facility should be repaid
	•	dies
	•	discontinues its operations through a merger with another company or a demerger
•

the value of security that the borrower or a third party has furnished in the form of shares, bonds, currency, mortgages or other price-sensitive securities, or in financial assets, is reduced significantly, and no additional security is furnished which is satisfactory to the bank within 14 days of the bank having requested such security

•

insurance taken out on pledged items is not maintained, and if the pledgor does not, within 8 days of the bank having issued a written request for remedial action to be taken, produce a receipt proving that remedial action has been taken

•	the bank estimates that there has been a significant negative change in the borrower’s or guarantor’s financial affairs
•	the borrower does not inform the bank of its financial affairs as provided above under ”Duty to disclose information to the bank”

Environmental affairs	The borrower undertakes to comply with all environmental legislation in force from time to time and any environmental approvals that may apply to the borrower’s business. The borrower shall inform the bank of any changes in the environmental status of the borrower’s business.

Special terms	None

Other terms and	The following shall also apply to the credit facility contract:
conditions
	•	Part 2 The bank’s General Terms and Conditions of Business unless derogated from in Part 1.

The Terms and Conditions of Business contain, among other things, provisions on:
	•	Interest, commission and fee
	•	Offsetting
	•	The bank’s liability in damages.

Borrower’s signature

By signing this credit facility contract, the borrower accepts that the bank may change its General Terms and Conditions of Business subject to the notice specified in the Terms and Conditions of Business.

By signing this document, the borrower declares to owe Danske Bank A/S the borrowings under the credit facility from time to time plus interest, commission and any fees and costs.

If there is more than one borrower, the borrowers shall be jointly and severally liable.

At the same time, the borrower acknowledges receipt of a copy of the credit facility contract.

Date
Date

	/s/ Bent Helvang	/s/ Maria Brabrand

PROJECT MANAGER MARIA BRABRAND
	Binding signature	Witness
Bark Property ApS

CHAIRMAN + CEO BENT HELVANG
	Date	Date

	Binding signature	Witness